                                                                 Exhibit 10.6


                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                       COVERING SECURITIES THAT HAVE BEEN
             REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED


                           THIRD AMENDED AND RESTATED
                                ROSS STORES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


         This memorandum contains information regarding the Third Amended and Restated Ross Stores, Inc. Employee Stock Purchase Plan (the "Plan"), pursuant to which shares of the Common Stock of Ross Stores, Inc. ("Ross") may be issued to certain employees of Ross and any current or future parent or subsidiary corporation of Ross (hereinafter collectively referred to as the "Company"). The maximum number of shares which may be issued under the Plan is 2,000,000 shares of the Common Stock of Ross (the "Shares").

         The Company will provide without charge to each person to whom a copy of this memorandum is delivered, upon written or oral request, copies of the documents that have been incorporated by reference in the Company's Registration Statement by which the securities described in this memorandum are registered (not including exhibits to the documents that are incorporated by reference unless such exhibits are specifically incorporated by reference into the documents that the Registration Statement incorporates). This information is also incorporated by reference in this memorandum. The Company also will provide without charge to each person to whom a copy of this memorandum is delivered, upon written or oral request, an additional copy of this memorandum, a copy of the Company's annual report to security holders for its latest fiscal year and a copy of all reports, proxy statements and other communications distributed to its security holders for its latest fiscal year and a copy of all reports, proxy statements and other communications distributed to its security holders generally. Such requests should be directed to Investor Relations Department, Ross Stores, Inc., 8333 Central Avenue, Newark, California 94560-3433, (510) 505-4400.




                                  July 28, 1995

                                TABLE OF CONTENTS



                           THIRD AMENDED AND RESTATED
                                ROSS STORES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


                                                                        PAGE


A. GENERAL PLAN INFORMATION..............................................1

B. PLAN ADMINISTRATION...................................................1

C. ELIGIBILITY...........................................................1

D. PURCHASE OF SHARES PURSUANT TO THE PLAN...............................2

E. PAYMENT FOR SHARES....................................................3

F. WITHDRAWAL............................................................4

G. TERMINATION OF EMPLOYMENT.............................................4

H. NONTRANSFERABILITY....................................................5

I. CAPITAL CHANGES.......................................................5

J. AMENDMENT OR TERMINATION OF THE PLAN..................................5

K. ERISA AND INTERNAL REVENUE CODE SECTION 401...........................5

L. FEDERAL INCOME TAX INFORMATION........................................5

M. RESTRICTIONS ON RESALE FOR CERTAIN PERSONS............................6

N. ADDITIONAL INFORMATION................................................7

         A        GENERAL PLAN INFORMATION

                  The Plan provides for the purchase of shares of the Common Stock of Ross by employees of the Company through payroll deductions. The purpose of the Plan is to provide eligible employees of the Company with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         The original version of the Plan, adopted by the Board of Directors of Ross (the "Board") on March 14, 1988 and approved by the stockholders of the Company on May 27, 1988, authorized the issuance of up to 300,000 shares of the Common Stock of Ross under the Plan. The Plan was amended and restated by the Board on May 25, 1989 and again on March 18, 1991. Such amendments were approved by the stockholders of the Company on May 25, 1989, and on May 31, respectively. On March 16, 1992, the Board amended the Plan to increase the share reserve to 600,000 shares. This amendment was approved by the stockholders of the Company on May 28, 1992. On March 16, 1995, the Board amended the Plan to increase the share reserve to 1,000,000 shares. This most recent amendment was approved by the stockholders of the Company on May 25, 1995. As a result of a 100% stock dividend paid on March 5, 1997, the maximum aggregate number of shares issuable under the Plan was adjusted pro rata to 2,000,000. The Plan will continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued, whichever occurs first.

         An employee participating in the Plan (a "Participant") may withdraw his or her accumulated payroll deductions therein at any time during an Offering Period (as defined below). Accordingly, each Participant is, in effect, granted an option pursuant to the Plan (an "Option") which may or may not be exercised at the end of an Offering Period.

         The following is a summary of the provisions of the Plan. Should any inconsistency exist between the description of the Plan in this Memorandum and the terms of the Plan, the terms of the Plan will control.

         B        PLAN ADMINISTRATION

                  The Plan is administered by the Board and/or by a management committee duly appointed by the Board having such powers as specified by the Board. Any subsequent references to the Board will also mean the committee if it has been appointed. All questions of interpretation of the Plan will be determined by the Board, and its decisions will be final and binding upon all persons having an interest in the Plan.

         Members of the Board are elected for three-year terms. The directors are divided into three classes, with one class elected at each annual meeting of stockholders. All directors will hold office until the expiration of the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal from office. The entire Board or any individual director may be removed from office, prior to the expiration of their or his or her term of office, only in the manner and within the limitations provided by the charter documents of the Company and the General Corporation Law of the State of Delaware. Communications to the Board may be addressed to the Company's principal executive offices at 8333 Central Avenue, Newark, California 94560-3433.

         C.       ELIGIBILITY

                  Any employee of the Company is eligible to participate in the Plan except the following:

                  (1) employees who are customarily employed by the Company for less than 20 hours per week;

                  (2) employees who have not completed six months of continuous employment with the Company as of the commencement of an Offering Period (as defined below);

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

                  (3) employees whose customary employment is for not more than five months in any calendar year; and

                  (4) employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of the Company within the meaning of section 423(b)(3) of the Code.

         D.       PURCHASE OF SHARES PURSUANT TO THE PLAN

                  (1) OFFERING PERIODS The Plan is implemented by two separate series of offerings (any one of which is referred to as an "Offering"). One series involves sequential Offerings of twelve months duration (an "Annual Offering Period"). An Annual Offering Period commences on January 1 of each year and ends on December 31 of the same year. The second series involves Offerings of six months duration (a "Half-Year Offering Period"). A Half-Year Offering Period commences on July 1 of each year and ends on December 31 of the same year. An employee is eligible to participate in a given Half-Year Offering Period only if (a) the employee satisfies the eligibility requirements set forth above prior to or as of the beginning of such Half-Year Offering Period, and (b) the employee is not participating in the Annual Offering Period for that calendar year (due to ineligibility or an election not to participate in such Annual Offering Period.) Unless otherwise specified, the term "Offering Period" refers to either an Annual Offering Period or a Half-Year Offering Period. The Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced will not be eligible to participate in such Offering but may participate in any subsequent Offering provided the employee is still eligible to participate in the Plan as of the commencement of such subsequent Offering. The first day of an Offering Period is the "Offering Date" for such Offering Period. In the event the first and/or last day of an Offering Period is not a business day, the Company will specify the business day that will be deemed the first or last day, as the case may be, of the Offering Period.

                  (2)      PARTICIPATION IN THE PLAN.

                           (a) INITIAL PARTICIPATION. An eligible employee may
become a Participant on the first Offering Date after satisfying the eligibility requirements set forth above by delivering a subscription agreement authorizing payroll deductions to the Company's payroll office not later than the "Enrollment Date" established by the Company. An eligible employee who does not deliver a subscription agreement to the Company's payroll office prior to the applicable Enrollment Date for the first Offering Period after becoming eligible to participate in the Plan will not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the employee subsequently enrolls in the Plan by filing a subscription agreement with the payroll office prior to the applicable Enrollment Date for the subsequent Offering Period.

                           (b) AUTOMATIC CONTINUED PARTICIPATION. Subject to
satisfying the eligibility requirements for a particular Offering Period, a Participant automatically participates in each succeeding Annual Offering Period until the Participant withdraws from the Plan or terminates employment with the Company. The Participant is not required to file any additional subscription agreements for subsequent Annual Offering Periods in order to continue participation in the Plan.

                  (3) RIGHT TO PURCHASE SHARES. Except as set forth below, as of the Offering Date for an Annual Offering Period, each Participant in such Offering Period will be granted an Option consisting of the right to purchase that number of whole Shares arrived at by dividing $25,000 by 100% of the fair market value of the Shares on the Offering Date, and, as of the Offering Date for a Half-Year Offering Period, each Participant in such Offering Period will be granted an Option consisting of the right to purchase that number of whole Shares arrived at by dividing $12,500 by 100% of the fair market value of the Shares on the Offering Date.

                  (4) PURCHASE PRICE. The purchase price at which Shares may be acquired in an Offering will be set by the Board. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the purchase price will be 85% of the lesser of (a) the fair market value of the Shares on the Offering Date or (b) the fair market value of the Shares on the last day of the Offering Period.

                  (5)      PURCHASE OF SHARES.

                           (a) PURCHASE. On the last day of an Offering Period,
each Participant who has not withdrawn from the Offering or the Plan or whose participation in the Offering has not terminated on or before such last day will automatically acquire the number of whole Shares arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Offering by the purchase price. However, the number of Shares purchased by the Participant may not exceed the number of Shares subject to the Participant's Option determined under paragraph D(3) above. No Shares will be purchased on behalf of a Participant who has withdrawn from the Offering or whose participation in the Offering or the Plan has terminated on or before the last day of the Offering Period. Any portion of a Participant's Option remaining unexercised after the end of the Offering Period to which it relates will expire immediately upon the end of such Offering Period.

                           (b) REFUNDS OF EXCESS CASH AMOUNTS. Any cash balance
remaining in the Participant's account will be refunded to the Participant as soon as practical after the last day of the Offering Period. In the event the cash to be returned to a Participant is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant's account and applied toward the purchase of Shares in the subsequent Offering.

                           (c) FAIR MARKET VALUE LIMITATION. No Participant will
be entitled to purchase Shares under the Plan at a rate which exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code), for each calendar year in which the Participant participates in the Plan.

                           (d) PRO RATA ALLOCATION. If the number of Shares
which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company will make a PRO RATA allocation of the remaining Shares in as uniform a manner as practicable and as the Company determines to be equitable.

                  (6) RIGHTS AS A STOCKHOLDER AND EMPLOYEE. A Participant will have no rights as a stockholder by virtue of the Participant's participation in the Plan until stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant's Option are issued. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing contained in the Plan will confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time.

         E.       PAYMENT FOR SHARES

                  (1) ACCUMULATION OF PAYROLL DEDUCTIONS. Shares acquired under the Plan may be paid for only by means of payroll deductions accumulated during the Offering Period. Except as set forth below, the amount to be withheld from a Participant's Compensation during each pay period will be determined by the Participant's subscription agreement. For purposes of the Plan, a Participant's "Compensation" includes all amounts paid in cash during an Offering Period and includable as "wages" subject to tax under section 3101(a) of the Code without applying the dollar limitation of section 3121(a) of the Code. However, "Compensation" will not include amounts paid as annual bonuses under the Company's Management Incentive Compensation Program. Accordingly, "Compensation" includes salaries, commissions, overtime and bonuses, other than bonuses paid as annual bonuses under the Company's Management Incentive Compensation Program. "Compensation" will not include reimbursements of expenses, allowances, or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan. Payroll deductions will commence on the first pay day following the Offering Date and will continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

                  (2) ELECTION TO DECREASE PAYROLL DEDUCTION RATE. During an Offering Period, a Participant may elect to decrease (but not increase) the amount withheld from his or her Compensation by filing an amended subscription agreement with the Company on or before the "Change Notice Date." Unless changed by the

Company, the "Change Notice Date" is the seventh day prior to the end of the first pay period for which such election is to be effective.

                  (3) LIMITATION ON PAYROLL WITHHOLDING. Payroll withholding under the Plan may not exceed 10% of a Participant's Compensation during any pay period.

                  (4) ADDITIONAL LIMITATIONS. The Company may, from time to time establish (i) a minimum required withholding amount for participation in any Offering which shall not exceed one percent of the Participant's Compensation,
(ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, and/or (iv) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion which are consistent with the Plan and in accordance with the requirements of section 423 of the Code.

                  (5) TAX WITHHOLDING. At the time the Option is exercised, in whole or in part, or at the time some or all of the Shares are disposed of, the Company may withhold from the Participant's Compensation the amount necessary to make adequate provision for federal and state tax withholding obligations of the Company, if any, which arise upon exercise of the Option or disposition of Shares, respectively.

                  (6) INDIVIDUAL ACCOUNTS. Individual accounts will be maintained for each Participant. All payroll deductions from a Participant's Compensation will be credited to his or her account and will be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose. Interest will not be paid on sums withheld from a Participant's Compensation.

                  (7) REPORTS. Each Participant who exercised all or part of his or her Option for an Offering Period will receive after the end of the Offering Period a report of the Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased and the remaining cash balance to be refunded or retained in the Participant's account, if any.

         F.       WITHDRAWAL

                  (1) WITHDRAWAL FROM AN OFFERING. A Participant may withdraw from an Offering by signing and delivering to the Company's payroll office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period. Unless otherwise indicated, withdrawal from an Offering will not result in a withdrawal from the Plan or any succeeding Offering Period. A Participant is prohibited from again participating in an Offering after withdrawing from such Offering at any time.

                  (2) RETURN OF PAYROLL DEDUCTIONS. Upon withdrawal from an Offering, a Participant's accumulated payroll deductions will be returned to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and all of the Participant's rights in the Offering will terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

                  (3) WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering the notice to the Company's payroll office. A Participant who elects to withdraw from the Plan may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by filing a new subscription agreement in the same manner as set forth above for initial participation in the Plan.

         G.       TERMINATION OF EMPLOYMENT

                  Termination of a Participant's employment with the Company for any reason, including retirement or death or the failure of a Participant to remain an employee eligible to participate in the Plan, will terminate the Participant's participation in the Plan immediately. In such event, the payroll deductions credited to the Participant's account will be returned to the Participant or, in the case of the Participant's death, to the Participant's legal



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

representative, and all of the Participant's rights under the Plan will terminate. No interest will be paid on sums returned to a Participant.

         H.       NONTRANSFERABILITY

                  An Option may not be transferred in any manner other than by will or the laws of descent and distribution, and will be exercisable during the lifetime of a Participant only by the Participant.

         I.       CAPITAL CHANGES

                  In the event of changes in the Common Stock of the Company due to a stock split, reverse stock split, stock dividend, combination, reclassification, or like change in the Company's capitalization, or in the event of a merger, sale, or any other reorganization, appropriate adjustments will be made by the Company in the shares of stock subject to purchase and in the purchase price per share.

         J.       AMENDMENT OR TERMINATION OF THE PLAN

                  The Board may at any time amend or terminate the Plan, except that the termination of the Plan cannot affect any Option previously granted under the Plan, nor may any amendment to the Plan make any change in an Option previously granted under the Plan which would adversely affect the right of any Participant (except as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code). No amendment may be made without approval of the stockholders of the Company within twelve months of the adoption of such amendment if such amendment would authorize the sale of more Shares than are authorized for issuance under the Plan or would change the designation of corporations whose employees may be offered Options under the Plan.

         K.       ERISA AND INTERNAL REVENUE CODE SECTION 401

                  The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under section 401(a) of the Code.

         L.       FEDERAL INCOME TAX INFORMATION

                  The Plan is intended to be an "employee stock purchase plan" as defined in section 423 of the Code, and shall be construed in accordance with this intention. The following summary is intended only as a general guide to the federal income tax consequences as of the date hereof with respect to participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation. In addition, a Participant's particular situation may be such that some variation of the general rules is applicable.

         PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS PRIOR TO PARTICIPATING IN THE PLAN AND PRIOR TO THE DISPOSITION OF ANY SHARES.

                  (1)      TAX CONSEQUENCES TO PARTICIPANTS

                           (a) TAX CONSEQUENCES OF PARTICIPATING IN PLAN.
Generally, there are no tax consequences to an employee of either becoming a Participant in the Plan or purchasing Shares under the Plan.

                           (b) TAX CONSEQUENCES OF DISPOSITION OF SHARES. The
tax consequences of a disposition of Shares vary depending on the period such stock is held before its disposition. If a Participant disposes of the Shares within two years of the Offering Date or within one year after the Shares are transferred to the Participant (a "disqualifying disposition"), the Participant recognizes ordinary income in the year of disposition in an amount equal to the amount by which the fair market value of the Shares on the last day of the Offering Period exceeded the purchase price. Such income may be subject to withholding of income and employment taxes. The amount of such ordinary income is added to the Participant's basis in the Shares and any additional gain or resulting loss recognized by the Participant from the disposition of the Shares after such basis adjustment is a capital gain or loss.

         If the Participant disposes of Shares more than two years after the Offering Date and more than one year after the Shares are transferred to the Participant, the Participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the amount by which the fair market value of the Shares on the date of disposition exceeded the purchase price or (ii) 15% of the fair market value of the Shares on the Offering Date. Such income may be subject to withholding of income and employment taxes. The amount of such ordinary income is added to the Participant's basis in the Shares, and any additional gain recognized by the Participant on the disposition of the Shares after such basis adjustment is a capital gain. If the fair market value of the Shares on the date of disposition is less than the purchase price, there is no ordinary income and the loss recognized is a capital loss.

                           (c) TAX CONSEQUENCES UPON DEATH. If the Participant
owns the Shares at the time of the Participant's death, the lesser of (i) the amount by which the fair market value of the Shares on the date of death exceeded the purchase price or (ii) 15% of the fair market value of the Shares on the Offering Date is recognized as ordinary income in the year of the Participant's death.

                           (d) FAILURE TO SATISFY SECTION 423. If the exercise
of an Option for some reason does not constitute an exercise pursuant to an "employee stock purchase plan" under section 423 of the Code, the exercise of the Option will be treated as the exercise of a nonqualified stock option. The Participant would therefore recognize ordinary income on the last day of the Offering Period equal to the excess of the fair market value of the Shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the Shares, as measured by the difference between the sales proceeds and the sum of (i) the purchase price for such Shares and (ii) the amount of ordinary income recognized on the exercise of the Option, will be treated as a capital gain or loss, as the case may be.

                           (e) CAPITAL GAINS. Upon a disposition of Shares,
federal income tax law currently provides generally for a maximum tax rate of 28% on capital gain where the Participant's holding period is more than one year but not more than 18 months, and a maximum tax rate of 20% on capital gain where the Participant's holding period is more than 18 months. For Shares purchased after December 31, 2000, and held for more than 5 years, the maximum tax rate on capital gain will be 18%.

                  (2) TAX CONSEQUENCES TO COMPANY. If the Participant disposes of the Shares in a disqualifying disposition (or acquires the Shares upon the exercise of a nonqualified stock option), the Company is entitled to a deduction equal to the amount of ordinary income recognized by the Participant as a result of the disposition (or exercise). In all other cases, no deduction is allowed the Company.

                  (3) OTHER TAXES. The above discussion is only a summary of certain aspects of the highly complex federal income tax rules applicable to a Participant in the Plan and does not deal with other taxes which may affect such an individual, such as state and local income taxes, federal and state estate, inheritance and gift taxes, and taxes of countries other than the United States of America. Each individual considering participation in the Plan should obtain and must rely on the advice of his or her own tax advisors with respect to such matters.

         M.       RESTRICTIONS ON RESALE FOR CERTAIN PERSONS

                  (1) RULE 144. Persons with the power to manage and direct the policies of the Company, relatives of any of the foregoing persons and trusts, estates, corporations, or other organizations controlled by any of the foregoing persons may be deemed to be "affiliates" of the Company. Affiliates generally will be obligated to resell their Shares in compliance with Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), which requires sales to be effected in "broker's transactions," as defined in such Rule, and limits the number of shares of stock which may be sold in any three-month period to no more than the greater of (i) 1% of the outstanding shares of the Common Stock of the Company or (ii) the average weekly reported volume of trading in shares of the Common Stock of the Company during the four calendar weeks preceding the filing of the required notice of the proposed sale. However, since the Shares issuable under the Plan have been registered under the


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

Securities Act, affiliates reselling such Shares in compliance with Rule 144 are not subject to the two-year holding period requirement of Rule 144.

                  (2) SECTION 16(B). Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") permits the recovery by the Company of any profit realized by an officer, director, or greater than 10% stockholder of the Company (an "insider") from each purchase and subsequent sale, or sale and subsequent purchase, of shares of the common stock of the Company within any period of less than six months. The purchase of Shares is an exempt transaction for purposes of Section 16(b) as long as the Plan satisfies the requirements of Rule 16b-3 under the Exchange Act, which it currently does. Participants who are insiders should consult their own legal advisors prior to the disposition of shares of the common stock of the Company in order to ascertain the precise application of Section 16 of the Exchange Act to their particular situation.

                  (3) RULE 10B-5. All Participants are subject to Rule 10b-5 under the Exchange Act, which prohibits any person from engaging in fraudulent practices in connection with the purchase or sale of securities. This rule generally prohibits Participants from buying or selling the Company's securities using material information about the Company which has not yet been released to the public. Before buying or selling any stock of the Company and, in particular, before selling Shares acquired under the Plan, Participants should consult the Company regarding the applicability of any Company "trading window policies" prohibiting trading in the Company's stock by certain persons during specified periods of the year when material inside information is likely to be held by employees of the Company prior to its release to the public.

         N.       ADDITIONAL INFORMATION

                  Additional information about the Plan and the Plan administrators may be obtained from the Company at 8333 Central Avenue, Newark, California 94560-3433, (510) 505-4400.



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